NETGEAR Announces Distribution Ratio for Special Stock Dividend to Stockholders

San Jose, California - December 18, 2018 - NETGEAR, Inc. (NASDAQ: NTGR) today announced the distribution ratio for the previously announced special stock dividend (the “distribution”) to its stockholders of its equity interest in Arlo Technologies, Inc. (NYSE: ARLO). Based on the shares of NETGEAR common stock outstanding as of December 17, 2018, the record date for the distribution, NETGEAR stockholders will receive 1.980295 shares of Arlo common stock for every share of NETGEAR common stock held as of the close of business on the record date.

Subject to certain customary conditions, the distribution by NETGEAR of the special stock dividend will be made on December 31, 2018 (the “distribution date”) in the form of a pro rata common stock dividend to all NETGEAR stockholders of record on the record date. No fractional shares of Arlo common stock will be distributed. Instead, NETGEAR stockholders will receive cash in lieu of any fraction of a share of Arlo common stock that they otherwise would have received. The distribution is generally intended to qualify as tax free to NETGEAR stockholders for U.S. federal income tax purposes.

Deutsche Bank Securities is acting as financial advisor to NETGEAR in connection with the distribution. Wachtell, Lipton, Rosen & Katz is acting as legal advisor to NETGEAR in connection with the distribution.

Information Regarding the Distribution

No vote or action is required by NETGEAR’s stockholders in order to receive the distribution of shares of Arlo common stock. The distribution is subject to certain customary conditions, which conditions NETGEAR expects to be satisfied on or prior to the distribution date.

NETGEAR stockholders of record on the record date will receive account statements reflecting their ownership interest in shares of Arlo common stock. The Arlo common stock issued in the distribution will be in book-entry form, and no physical share certificates of Arlo will be issued. NETGEAR stockholders who hold their shares through brokers or other nominees will have their shares of Arlo common stock credited to their accounts by their nominees or brokers. NETGEAR stockholders will not be required to pay cash or other consideration for the shares of Arlo common stock to be distributed to them, or surrender or exchange their shares of NETGEAR common stock to receive the distribution. For additional information, registered stockholders in the United States and Canada should contact NETGEAR’s transfer agent, Computershare Trust Company, N.A. at 1-877-854-4593. Stockholders from outside the United States may call 1-201-680-6578. Stockholders who hold their shares through brokers or other nominees should contact their brokers or other nominees directly.

An information statement describing the distribution is being mailed to NETGEAR stockholders. The information statement will include details on the distribution and also will be posted under the Investor Relations tab on NETGEAR’s website at investor.netgear.com and on Arlo’s website at investor.arlo.com.

About NETGEAR, Inc.

NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. NETGEAR's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which NETGEAR's products are sold. NETGEAR products are sold in approximately 26,000 retail locations around the globe, and through approximately 23,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. NETGEAR's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, among others, market conditions and unforeseen regulatory issues. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s filings with the Securities and Exchange Commission. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investors:
NETGEAR Investor Relations
Christopher Genualdi
investors@netgear.com

Source: NETGEAR-F